Exhibit 3

AVRICORE HEALTH INC.

NOTICE OF ANNUAL GENERAL MEETING HELD

THURSDAY, JULY 10, 2025

AND

MANAGEMENT INFORMATION CIRCULAR

May 15, 2025

Avricore Health Inc.

Suite 1120 – 789 West Pender Street
Vancouver, British Columbia V6C 1H2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 10, 2025.

NOTICE IS HEREBY GIVEN that the annual general meeting (the “Meeting”) of Avricore Health Inc. (the “Company” or “AVRICORE”) will be held at Suite 1120 – 789 West Pender Street, Vancouver, British Columbia, V6C 1H2 on Thursday, July 10, 2025 at 10:00 a.m. (Vancouver time) for the following purposes:

1.	to receive the audited financial statements of the Company for the financial year ended December 31, 2024, together with the auditor’s report thereon;

2.	to fix the number of directors at six (6);

3.	to elect directors of the Company for the ensuing year;

4.	to appoint Manning Elliot LLP, Chartered Professional Accountants, as the Company’s auditors for the ensuing year, and to authorize the directors to fix the remuneration to be paid to the auditors for the ensuing year; and

5.	to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular. The Corporation is offering its shareholders the option to listen and participate (but not vote) at the Meeting in real time by Zoom Meeting at the following coordinates:

Join Zoom Meeting

https://us02web.zoom.us/j/83624051008?pwd=7cR8YmD0beDAPL6TMMCeCjAqPhsnNX.1

Meeting ID: 836 2405 1008

Passcode: 666624

Shareholders of the Company of record at the close of business on May 15, 2025, will be entitled to receive notice of and vote at the Meeting. Shareholders of the Company who are unable to attend the Meeting are requested to complete, sign, date and return the enclosed form of proxy indicating your voting instructions. A proxy will not be valid unless it is deposited at the office of Computershare Investor Services Inc., Attention: Proxy Department, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or any adjournment(s) or postponement(s) thereof. Alternatively, a proxy may be voted over the internet at www.investorvote.com, by facsimile within North America toll-free at 1-866-249-7775, or outside North America at 1-416-263-9524, or by telephone within North America toll-free at 1-866-732-8683, or outside North America at 1-312-588-4290. If you are not a registered shareholder of the Company, please refer to the accompanying Information Circular for information on how to vote your shares.

DATED at Vancouver, British Columbia, this 15th day of May 2025.

BY ORDER OF THE BOARD OF DIRECTORS:

“David Hall”

David Hall, Chairman of the Board of Directors

Registered shareholders of the Company unable to attend the Meeting are requested to date, sign and return their form of proxy in the enclosed envelope or to vote by telephone or facsimile or using the internet in accordance with the instructions on the form of proxy. If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

MANAGEMENT INFORMATION CIRCULAR

UNLESS OTHERWISE NOTED, INFORMATION IS PROVIDED AS AT MAY 15, 2025 FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON JULY 10, 2025.

This management information circular (the “Information Circular”) is being mailed by management of Avricore Health Inc. (the “Company” or “AVRICORE”) to shareholders of the Company of record at the close of business on May 15, 2025 (the “Record Date”), which is the date that has been fixed by the directors of the Company as the record date to determine the shareholders of the Company who are entitled to receive notice of and to attend the Meeting (as defined herein). The Company is mailing this Information Circular in connection with the solicitation of proxies by and on behalf of the Company for use at its annual general meeting (the “Meeting”) of shareholders of the Company that is to be held on Thursday, July 10, 2025 at 10:00 a.m. (Vancouver time) at Suite 1120-789 West Pender Street, Vancouver, British Columbia, V6C 1H2.

The Corporation is offering its shareholders the option to listen and participate (but not vote) at the Meeting in real time by Zoom Meeting at the following coordinates:

Join Zoom Meeting

https://us02web.zoom.us/j/83624051008?pwd=7cR8YmD0beDAPL6TMMCeCjAqPhsnNX.1

Meeting ID: 836 2405 1008

Passcode: 666624

The solicitation of proxies will be primarily by mail. Certain officers, directors and employees of the Company may also solicit proxies by telephone, in person or by electronic communications, as well as by newspaper or media advertising. In addition, AVRICORE may request brokers and nominees who hold stock in their respective names to furnish this Information Circular and related proxy materials to their customers, and AVRICORE will reimburse such brokers and nominees for their related out-of-pocket expenses. The cost of solicitation will be borne by the Company.

PART 1 – VOTING MATTERS

WHO CAN VOTE?

If you are a registered shareholder of the Company as at the close of business on the Record Date, you are entitled to notice of and to attend the Meeting and cast a vote for each share registered in your name on all resolutions put before the Meeting. If the shares are registered in the name of a corporation, a duly authorized officer of the corporation, may attend on its behalf, but documentation indicating such officer’s authority should be presented at the Meeting. If you are a registered shareholder of the Company but do not wish to, or cannot, attend the Meeting in person, you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions (see “Voting By Proxy” below). If your shares are registered in the name of a “nominee” (usually a bank, trust company, securities dealer, financial institution or other intermediary) you should refer to the section entitled “Non-Registered Shareholders” set out below.

It is important that your shares be represented at the Meeting regardless of the number of shares you hold, if you will not be attending the Meeting in person, we invite you to complete, date, sign and return your form of proxy as soon as possible so that your shares will be represented.

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VOTING BY PROXY

If you do not attend the Meeting, you can still make your vote count by appointing someone who will be there to act as your proxyholder. You can either tell your proxyholder how you want to vote or you can let your proxyholder decide for you. You can do this by completing a form of proxy.

In order to be valid, you must return the completed form of proxy to the Company’s transfer agent Computershare Investor Services Inc., Attention: Proxy Department, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8, not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time fixed for the Meeting or any adjournment(s) or postponement(s) thereof. Alternative, a proxy may be voted over the internet at www.investorvote.com, by facsimile within North America toll free at 1-866-249-7775, or outside North America at 1-416-263-9524, or by telephone within North America toll-free at 1-866-7328683, or outside North America at 1-312-588-4290.

What Is A Proxy?

A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you. We have enclosed a form of proxy with this Information Circular. You can use it to appoint a proxyholder.

Appointing A Proxyholder

You can choose any person to be your proxyholder. It is not necessary for the person whom you choose as your proxyholder to be a shareholder of the Company. To make such an appointment, simply fill in the person’s name in the blank space provided in the enclosed form of proxy. To vote your shares, your proxyholder must attend the Meeting. If you do not fill a name in the blank space in the enclosed form of proxy, the persons named in the form of proxy are appointed to act as your proxyholder (the “Management Proxyholders”). Those persons are directors, officers or other authorized representatives of the Company.

Instructing Your Proxy

You may indicate on your form of proxy how you wish your proxyholder to vote your shares. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your shares in accordance with the instructions you have given.

If you do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your shares as your proxyholder thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder, they will, unless you give contrary instructions, vote your shares IN FAVOUR of each of the items of business set out in the Notice of Meeting.

For more information about these matters, see “Part 3 - The Business of the Meeting”. The enclosed form of proxy gives the persons named on it the authority to use their discretion in voting on amendments or variations to matters identified in the Notice of Meeting. As of the date of this Information Circular, the Company’s management is not aware of any other matter to be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, the persons named in the enclosed form of proxy will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Changing Your Mind

If you want to revoke your proxy after you have delivered it, you can do so at any time before it is used. You may do this by (a) attending the Meeting and voting in person; (b) signing a proxy bearing a later date; (c) signing a written statement which clearly indicates that you want to revoke your proxy and delivering the signed written statement to the Company’s registered office at Suite 1120 – 789 West Pender Street, Vancouver, British Columbia V6C 1H2; or (d) in any other manner permitted by applicable law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (Vancouver time) on the last business day before the day of the Meeting, or any adjournment(s) or postponement(s) thereof, or delivered to the person presiding at the Meeting before it (or any adjournment or postponement) commences. If you revoke your proxy and do not replace it with another that is deposited with the Company before the deadline, you can still vote your shares but to do so you must attend the Meeting in person. Only registered shareholders of the Company may revoke a proxy. If your shares are not registered in your own name and you wish to change your vote, you must arrange for your nominee to revoke your proxy on your behalf (see below under “Non-Registered Shareholders”).

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NON-REGISTERED SHAREHOLDERS

Only registered holders of shares or the persons they appoint as their proxyholders are permitted to vote at the Meeting. In many cases, however, shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

(a)	in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals within respect of the shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited), of which the Intermediary is a participant.

Non-Registered Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs”. Those Non-Registered Holders who have objected to their Intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs”.

Pursuant to National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer, the Company has distributed copies of proxy-related materials in connection with this Meeting (including this Information Circular) indirectly or directly to the NOBOs and to the Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries that receive the proxy-related materials are required to forward the proxy-related materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Intermediaries often use service companies to forward the proxy-related materials to Non-Registered Holders.

The Company will not be paying for Intermediaries to deliver to OBOs (who have not otherwise waived their right to receive proxy-related materials) copies of the proxy-related materials and related documents. Accordingly, an OBO will not receive copies of the proxy-related materials and related documents unless the OBO’s Intermediary assumes the costs of delivery.

Generally, Non-Registered Holders who have not waived the right to receive proxy-related materials (including OBOs who have made the necessary arrangements with their Intermediary for the payment of delivery and receipt of such proxy-related materials) will be sent a voting instruction form which must be completed, signed and returned by the Non-Registered Holder in accordance with the Intermediary’s directions on the voting instruction form. In some cases, such Non-Registered Holders will instead be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. This form of proxy does not need to be signed by the Non-Registered Holder, but to be used at the Meeting, needs to be properly completed and deposited with Computershare Investor Services Inc. as described under “Voting By Proxy” above.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares that they beneficially own. Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form.

Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies, including instructions regarding when and where the voting instruction form or proxy form is to be delivered.

PART 2 – VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Company consists of an unlimited number of common shares without par value (“Common Shares”). At the close of business on the Record Date, 101,289,664 Common Shares were issued and outstanding. Each shareholder of the Company is entitled to one vote for each Common Share registered in the shareholder’s name at the close of business on the Record Date.

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To the knowledge of the directors and executive officers of Avricore Health Inc., as at the date of this Circular, the following persons beneficially own, directly or indirectly, or exercise control or direction over, 10% or more of the issued and outstanding shares of each class of the Company:

Member	Number of Common Shares	Percentage of Issued Common Share Capital (of 101,289,664)
CDS & CO. (1)	98,566,262	97.31%

(1)	The beneficial owners of common shares held by depositories and brokerage firms are not known to the directors or executive officers of the Company.

As at May 15, 2025, the total number of common shares owned or controlled by management and directors of the Company and their associates or affiliates was 9,705,229 common shares, representing 9.58% of the total issued and outstanding common shares.

PART 3 - THE BUSINESS OF THE MEETING

FINANCIAL STATEMENTS

The audited financial statements of the Company for the financial year ended December 31, 2024 will be presented to shareholders of the Company at the Meeting. They have been mailed to the shareholders of the Company who have requested to receive a copy. The Company’s audited financial statements and management’s discussion and analysis for the financial year ended December 31, 2024 may also be accessed through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR+) at www.sedarplus.ca, or copies may be obtained without charge upon request to the Company at Suite 1120 – 789 West Pender Street, Vancouver, BC V6C 1H2. You may also access the Company’s audited Financial Statements and Management’s Discussion and Analysis for the financial year ended December 31, 2024 through the Company’s website at www.avricorehealth.com.

ELECTION OF DIRECTORS

The board of directors of the Company (the “Board”) is recommending seven persons (the “Nominees”) for election at the Meeting. Each of the seven persons whose name appears below is proposed by the Board to be nominated for election as a director of AVRICORE to serve until the next annual general meeting of shareholders of the Company or until the director sooner ceases to hold office. Each of the Nominees has agreed to stand for election, and the Company’s management is not aware of any intention of any of them not to do so. If, however, one or more of the Nominees should become unable or unwilling to stand for election, proxies held by the persons designated as proxyholders on the form of proxy will vote (in the absence of specifications or instructions in the form of proxy that the shares represented by the proxy are to be withheld from voting on the election of directors) for the election of the remaining nominees.

The Company’s articles include an advance notice requirement for nominations by shareholders of the Company in certain circumstances. The advance notice requirement fixes a deadline by which holders of record of Common Shares must submit director nominations to the Secretary of the Company prior to any annual meeting of shareholders of the Company (or any special meeting of shareholders of the Company if one of the purposes for which the special meeting is called is the election of directors) and sets forth the specific information that a nominating shareholder must include in the written notice to the Secretary of the Company for a nomination to be valid, subject to the requirements of the Business Corporations Act, [SBC 2002] Chapter 57.

The following table (and notes thereto) states the name and province and country of residence of each Nominee, all offices of AVRICORE now held by the Nominee, the period of time for which the Nominee has been a director of AVRICORE and the number of Common Shares or convertible securities beneficially owned by the Nominee, directly or indirectly, or over which the Nominee exercises control or direction, as at the date hereof:

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The Board recommends that you vote FOR all Nominees standing for election.

Name, province and country of residence	Current position(s) with Avricore	Director since	Number of Common Shares beneficially owned or controlled, directly or indirectly (1)	Number of convertible securities
David Hall (2) British Columbia, Canada	Director and Chairman of the Board	January 20, 2016	1,427,618	1,025,000 options
Alan Arnstein (2) Alberta, Canada	Director	April 20, 2017	25,000	600,000 options
Robert Sindelar Vancouver, British Columbia Canada	Director	March 27, 2018	885,000	600,000 options
Rodger Seccombe Vancouver, British Columbia Canada	CTO, and Director	December 8, 2020	4,880,611	1,925,000 options
Thomas W. Teahen Toronto, Ontario Canada	Director	June 21, 2023	Nil	400,000 options
Christine Hrudka(2) Saskatoon, Sask. Canada	Director	June 21, 2023	22,500	400,000 options

Notes:

(1)	Common Shares beneficially owned, controlled or directed, directly or indirectly, is based upon information furnished to Avricore Health Inc. by the individual directors.
(2)	Member of the Audit Committee

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Set out below are the profiles of the Nominees for election at the Meeting:

David Hall, Chairman and Director. Mr. Hall is currently Chairman of Avricore Health Inc., Chairman of 0913693 B.C. Ltd. formerly RepliCel Life Sciences Inc. (“RepliCel”), a reporting issuer, past Chairman of Providence Healthcare Research Institute and a consultant to the life sciences industry. Mr. Hall served as Chief Executive Officer and President of RepliCel from 2012-2015. Prior to RepliCel, Mr. Hall consulted to the British Columbia government, companies in the pharmaceutical, biotech and e-Health industries and Non-Governmental-Organizations. Mr. Hall was a business founder, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of Angiotech Pharmaceuticals Inc., a company that was listed on the Toronto Stock Exchange and the NASDAQ. Mr. Hall is a past Chair and board member of Life Sciences BC and is the author of Life Sciences BC’s position papers for the BC Premier’s Competition Council Report and Conversation on Health. Mr. Hall was also a member of the BC Task Force on PharmaCare and the board of directors of Advantage BC. Mr. Hall holds an Honours degree in Economics and an Honours degree in Finance from the University of Manitoba.

Alan Arnstein, Director. Mr. Arnstein previously worked for Katz Group Canada where he oversaw the growth of the Medicine Shoppe from 28 stores to 175 stores before its successful sale to McKesson Canada. Mr. Arnstein was also actively involved in expanding the Rexall pharmacy brand across Canada, which included responsibility for acquiring and consolidating independent pharmacies under the Rexall banner. Mr. Arnstein is also actively involved in various real estate projects, including the leasing of the Ice District next to Rogers Place in downtown Edmonton, an estimated $5.5 billion project.

Robert Sindelar, Director. Dr. Sindelar is Dean Emeritus and Professor Emeritus in the Faculty of Pharmaceutical Sciences at the University of British Columbia (“UBC”). Dr. Sindelar is also an elected fellow of the Canadian Academy of Health Sciences, and an elected fellow of the International Pharmaceutical Federation (FIP). Currently, he serves as the Chair of the FIP “Global Pharmacy Observatory Data & Intelligence Presidential Commission working with FIP stakeholders including WHO. He served as Vice President of Innovation, Research & Academic Affairs at Providence Health Care (PHC), President of the PHC Research Institute (with 300+ medical researchers) and Associate Dean Research in the UBC Faculty of Medicine (2013-2016). He is a founder of the Centre for Drug Research and Development (formerly CDRD, now called adMare BioInnovations), a national not-for-profit drug development and commercialization centre. Also, he has served as President of the Global Drug Commercialization Centre (GDCC)-China, and Vice President, GDCC-Worldwide (2017-2019), a translational medicine endeavor that facilitates the innovative development of healthcare initiatives.

Rodger Seccombe, Chief Executive Officer, Chief Technology Officer and Director. Mr. Seccombe brings over 20 years’ experience in software and technology, as well as clean energy, having developed and sold companies he has launched. This includes a leading cloud-based informatics system currently used by laboratories and instrument manufacturers. After recognizing the need for accurate point-of-care testing, Mr. Seccombe, along with his brother, developed and pioneered HealthTab™, which was acquired by Avricore Health in 2017.

Thomas W. Teahen, Director.

Mr. Teahen served as president and CEO of the Ontario Workplace Safety and Insurance Board 2015-2021. He also served as chief of staff to the Ontario Minister of Labour, Minister of Education and to the Office of the Premier of Ontario during the period 2005 – 2015. Prior to that Mr. Teahen practiced law in the areas of labour and employment law, civil litigation and administrative law. Mr. Teahen currently serves as a management and public affairs consultant and the Senior Vice President Advanced Fuels for Greenfield Global Inc.

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Christine Hrudka, Director. Ms. Hrudka is a Canadian pharmacist, entrepreneur, leader, public speaker, and advocate for women in business. She owned Shoppers Drug Mart franchises in Saskatchewan and now owns independent pharmacies in Saskatoon. Christine served as Chair of the Canadian Pharmacy Association and has led the advancement of many critical topics provincially, nationally, and internationally. She is a board member of Pharmacy Association of Saskatchewan and of the Canadian Pharmacy Association. She currently sits as a board director of Rapid Dose Therapeutics (DOSE) and chairs Governance and Compensation. She also served as Director of Pharmapod, Director and committee member of Governance and Compensation, Smart Employee Benefits, Board chair of Aither Ingredient Corporation and Member-at-Large, University of Saskatchewan Senate. She has volunteered for many community boards such as SREDA, YWCA, United Way, and WESK. Christine holds a B.Sc. in Pharmacy (BSP) and a designation from the Institute of Corporate Directors, Designation (ICD.D).

The Company’s management recommends that shareholders vote in favour of the election of management’s Nominees as directors of the Company for the ensuing year. Unless you give instructions otherwise, the Management Proxyholders intend to vote your proxy FOR the Nominees named in this Information Circular.

APPOINTMENT OF THE AUDITOR

At the Meeting, shareholders of the Company will be asked to vote for the re-appointment of Manning Elliott LLP, Chartered Professional Accountants, of Vancouver, British Columbia, as the Company’s auditors for the ensuing year, and to authorize the directors to fix the auditors’ remuneration. See “Part 5 – Audit Committee” below for a discussion of the past remuneration paid to the auditor. Manning Elliott LLP was first appointed as auditors of the Company on March 6, 2020.

The Company’s management recommends that shareholders vote in favour of the re-appointment of Manning Elliot LLP as the Company’s auditors for the ensuing year and grant the Board the authority to determine the remuneration to be paid to the auditors. Unless you give instructions otherwise, the Management Proxyholders intend to vote your proxy FOR the re-appointment of Manning Elliott LLP to act as the Company’s auditors until the close of its next annual general meeting and to authorize the Board to fix the remuneration to be paid to the auditors.

PART 4 – EXECUTIVE COMPENSATION

STATEMENT OF EXECUTIVE COMPENSATION

Pursuant to applicable securities legislation and in accordance with Form 51-102F6V – Statement of Executive Compensation – Venture Issuers, AVRICORE is providing a summary of all annual and long-term compensation for services in all capacities to AVRICORE and its subsidiaries in respect of any individual who served as: (a) the Company’s chief executive officer (the “CEO”), including an individual performing functions similar to a chief executive officer, during any part of the financial year ended December 31, 2024; (b) the Company’s chief financial officer (the “CFO”), including an individual performing functions similar to a chief financial officer, during any part of the financial year ended December 31, 2024; (c) AVRICORE’s three other most highly compensated executive officers, if any, whose individual total compensation for the financial year ended December 31, 2024 exceeded $150,000; and (d) any individual who would have satisfied these criteria but for the fact that the individual was not serving as an executive officer of AVRICORE or its subsidiaries, nor acting in a similar capacity, at the end of the financial year ended December 31, 2024 (the “Named Executive Officers” or “NEOs”).

During the financial year ended December 31, 2024, the following individuals were the NEOs of AVRICORE:

●	Hector Bremner, CEO (appointment effective April 2, 2020). Mr. Bremner ceased to be a director and officer of the Company on June 4, 2025.

●	Kiki Smith, CFO (appointment effective August 6, 2019)

●	Rodger Seccombe, CTO (appointment effective April 16, 2021)

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DIRECTOR AND NAMED EXECUTIVE OFFICER COMPENSATION

Oversight and Description of Director and Named Executive Officer Compensation

NEO Compensation

The principal objective of the Company’s compensation policy is to attract and retain key executive officers that are considered critical to the growth and success of AVRICORE. The Company’s compensation committee (the “Compensation Committee”), in consultation with AVRICORE’s executive officers, periodically reviews and makes recommendations to the Board in respect of compensation paid to AVRICORE’s directors and executive officers, including salary, incentive and other compensation levels. Presently, the Company relies on discussions of the Board and the Compensation Committee without any formal objectives, criteria and analysis in determining compensation, which generally consists of base salary and grants of stock option awards under the Stock Option Plan. The Company does not assess its compensation through benchmarks or peer groups at this time.

Elements of Compensation

Under the Company’s compensation structure, compensation for executive officers may consist of:

Base Salary. Base salary is currently the foundation of AVRICORE’s compensation policy and is intended to compensate competitively based on the past experience of the executive, while taking into consideration AVRICORE’s current level of development. The desire is for base salary to be high enough to secure exceptional executives that can further the annual and long-term objectives of the Company, while at the same time not being excessive with a view to AVRICORE’s available cash resources. The Compensation Committee reviews salary levels periodically and may recommend adjustments to the Board, if warranted, as a result of competitive positioning, the stage of development of the Company or an increase in responsibilities assumed by an executive.

Stock Options. The Board may also grant stock options under the Stock Option Plan as part of an executive’s compensation package. The primary objective of making stock option grants is to encourage executive officers to acquire an ownership interest in the Company over a period of time, thus better aligning the interests of executive officers with the interests of shareholders of the Company and thereby discouraging excessive risk taking. Additionally, awards may be granted to help enhance the overall competitiveness of an executive’s compensation package, where necessary, while helping maintain AVRICORE’s available cash resources.

The Company considers various factors when determining the number of awards to be granted to specific individuals, including the level of responsibility and base salary level associated with the position held by such individual. The Compensation Committee periodically submits to the Board for approval its recommendations in respect of the number of stock options to be granted to specific individuals. When determining possible future stock option grants, the Board considers past grants. The Company uses the Black-Scholes model to determine the fair value of stock options on the date of grant.

Bonus. From time to time, the Board may grant bonus awards to members of the Company’s management, in the form of cash or Common Shares, in light of the Company’s accomplishments of certain milestones or achievements and the member’s level of involvement in accomplishing such milestones or achievements.

Director Compensation

The Company has implemented a directors’ compensation policy, pursuant to which directors are compensated by AVRICORE for their services in their capacity as directors, for committee participation and involvement in special assignments and for services as consultants or experts. The directors are also reimbursed for reasonable expenses incurred in connection with their services as directors and are eligible for the grant of stock options under the Stock Option Plan.

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DIRECTOR AND NAMED EXECUTIVE OFFICER COMPENSATION, EXCLUDING COMPENSATION SECURITIES

The following table (and notes thereto) sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by AVRICORE or its subsidiaries to each NEO and director of the Company, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to a NEO or a director of the Company for services provided and for services to be provided, directly or indirectly, to AVRICORE or its subsidiaries for the Company’s most recently completed financial year.

Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
David Hall	2024	Nil	Nil	Nil	Nil	45,850	45,850
Chairman and	2023	Nil	Nil	Nil	Nil	81,425	81,425
Director	2022	Nil	Nil	Nil	Nil	59,928	59,928
Hector Bremner(2)	2024	216,000	Nil	Nil	Nil	105,225	321,225
CEO and	2023	216,000	Nil	Nil	Nil	105,442	321,442
Director	2022	168,000	Nil	Nil	Nil	93,222	261,222
Alan Arnstein	2024	Nil	Nil	Nil	Nil	33,791	33,791
Director	2023	Nil	Nil	Nil	Nil	53,783	53,783
	2022	Nil	Nil	Nil	Nil	16,647	16,647
Dr. Robert Sindelar	2024	Nil	Nil	Nil	Nil	36,680	36,680
Director	2023	Nil	Nil	Nil	Nil	53,783	53,783
	2022	Nil	Nil	Nil	Nil	16,647	16,647
Kiki Smith	2024	128,400	Nil	Nil	Nil	39,323	167,723
CFO	2023	128,400	Nil	Nil	Nil	39,546	167,946
	2022	124,200	Nil	Nil	Nil	19,976	144,176
Rodger Seccombe	2024	216,000	Nil	Nil	Nil	105,225	321,225
Director & CTO	2023	216,000	Nil	Nil	Nil	105,442	321,442
	2022	168,000	Nil	Nil	Nil	93,222	261,222
Christine Hrudka	2024	Nil	Nil	Nil	Nil	35,687	35,687
Director	2023	Nil	Nil	Nil	Nil	26,703	26,703
	2022	N/A	N/A	N/A	N/A	N/A	N/A
Thomas Teahen	2024	Nil	Nil	Nil	Nil	35,687	35,687
Director	2023	Nil	Nil	Nil	Nil	26,703	26,703
	2022	N/A	N/A	N/A	N/A	N/A	N/A
David Farnfield(1)	2024	N/A	N/A	N/A	N/A	N/A	N/A
Director	2023	Nil	Nil	Nil	Nil	53,783	53,783
	2022	Nil	Nil	Nil	Nil	16,647	16,647

Notes:

(1)	Mr. Farnfield ceased to be a director of the Company on June 21, 2023.
(2)	Mr. Bremner ceased to be a director and Officer of the Company on June 4, 2025.

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OUTSTANDING OPTION-BASED AWARDS AND SHARE-BASED AWARDS

The following table sets out the outstanding option-based awards and share-based awards held by each NEO and director of the Company by AVRICORE or any of its subsidiaries as at December 31, 2024:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Number of shares or units of share that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
David Hall Chairman and Director	75,000 450,000 250,000 250,000	$0.25 $0.15 $0.28 $0.29	March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Hector Bremner CEO and Director(2)	500,000 325,000 700,000 300,000 600,000	$0.08 $0.25 $0.15 $0.28 $0.29	December 8, 2025 March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A
Alan Arnstein Director	75,000 125,000 200,000 200,000	$0.25 $0.15 $0.28 $0.29	March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Dr. Robert Sindelar Director	75,000 125,000 200,000 200,000	$0.25 $0.15 $0.28 $0.29	March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Kiki Smith CFO	210,000 225,000 150,000 135,300 222,000	$0.08 $0.25 $0.15 $0.28 $0.29	December 8, 2025 March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A
Rodger Seccombe CTO & Director	325,000 700,000 300,000 600,000	$0.25 $0.15 $0.28 $0.29	March 22, 2026 August 10, 2027 May 15, 2028 August 30, 2029	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A
Christine Hrudka Director	200,000 200,000	$0.20 $0.29	June 21, 2028 August 30, 2029	N/A N/A	N/A N/A	N/A N/A
Thomas Teahen Director	200,000 200,000	$0.20 $0.29	June 21, 2028 August 30, 2029	N/A N/A	N/A N/A	N/A N/A

(1)	This value was determined by calculating the difference between the market price of the underlying common shares and the exercise price of the options on December 31, 2024. The closing market price of the Company’s common shares on December 31, 2024 was $0.055.

(2)	Mr. Bremner ceased to be a director and Officer of the Company on June 4, 2025.

VALUE VESTED OR EARNED DURING THE YEAR

The following table sets out the value vested or earned in incentive plan awards by each NEO and director of the Company by AVRICORE or any of its subsidiaries as at December 31, 2024:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
David Hall	45,850	N/A	N/A
Hector Bremner(1)	105,225	N/A	N/A
Dr. Robert Sindelar	36,680	N/A	N/A
Alan Arnstein	33,791	N/A	N/A
Rodger Seccombe	105,225	N/A	N/A
Kiki Smith	39,323	N/A	N/A
Christine Hrudka	35,687	N/A	N/A
Thomas Teahen	35,687	N/A	N/A

(1)	Mr. Bremner ceased to be a director and Officer of the Company on June 4, 2025.

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EXERCISE OF COMPENSATION SECURITIES BY DIRECTORS AND NEOS

The following table sets out all compensation securities exercised by each NEO and director of the Company for the financial year ended December 31, 2023.

Name and position	Type of compensation security	Number of compensation securities, exercised	Date of exercise	Issue, conversion or exercise price ($)	Proceeds ($)	Closing price of security or underlying security at December 31, 2022 ($)	Expiry date
Robert Sindelar	Options	200,000	Mar 13, 2023	$0.10	$20,000	$0.17	Mar 27, 2023
Rodger Seccombe	Options	150,000	Apr 10, 2023	$0.10	$15,000	$0.17	Apr 11, 2023

The following table sets out all compensation securities exercised by each NEO and director of the Company for the financial year ended December 31, 2024.

Name and position	Type of compensation security	Number of compensation securities, exercised	Date of exercise	Issue, conversion or exercise price($)	Proceeds ($)	Closing price of security or underlying security at December 31, 2023 ($)	Expiry date
David Hall	Options	60,000	Oct 15, 2024	$0.05	$3,000	$0.055	Oct 15, 2024
Hector	Options	140,000	Jan 24, 2024	$0.075	$10,500	$0.055	Jan 24, 2024
Bremner(1)	Options	150,000	Oct 15, 2024	$0.05	$7,500	$0.055	Oct 15, 2024
Robert	Options	35,000	Mar 19, 2024	$0.06	$2,100	$0.055	Apr 1, 2024
Sindelar	Options	325,000	July 18, 2024	$0.05	$16,250	$0.055	Oct 15, 2024
Rodger Seccombe	Options	325,000	Aug 26, 2024	$0.05	$16,250	$0.055	Oct 15, 2024

(1)	Mr. Bremner ceased to be a director and Officer of the Company on June 4, 2025.

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STOCK OPTION PLANS AND OTHER INCENTIVE PLANS

Stock options are granted pursuant to the Company’s Stock Option Plan (the “Plan”) to provide an incentive to the directors, officers, employees and consultants of the Company to achieve the longer-term objectives of the Company; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company; and to attract and retain persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Company. Previous grants of incentive stock options are taken into account when considering new grants.

Implementation of a new incentive stock option plan and amendments to the existing stock option plan are the responsibility of the Company’s Board of Directors.

EMPLOYMENT, CONSULTING AND MANAGEMENT AGREEMENTS

The Company does not presently have any written agreements for employment, consulting or management services except as noted below under “External Management Companies”.

EXTERNAL MANAGEMENT COMPANIES

Pursuant to a Consulting Agreement dated August 5, 2019, the Company has engaged KSI CPA Inc. to provide CFO, corporate secretary, controller and bookkeeping services for a monthly fee of $10,000 per month. This fee was increased to $10,700 in August 2022.

PENSION DISCLOSURE

The Company does not provide pension benefits to the NEOs or directors of the Company.

PART 5 - AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

The text of the Company’s Audit Committee Charter is attached as Schedule “A” to this Information Circular.

COMPOSITION OF AUDIT COMMITTEE

Ms. Hrudka and Messrs. Hall and Arnstein are members of the Company’s Audit Committee. At present, all of the Audit Committee members are considered “independent” as that term is defined in applicable securities legislation. All of the Audit Committee members are considered by the Board to be financially literate within the meaning set forth in National Instrument 52-110 – Audit Committees (“NI 52-110”). In addition, Ms. Hrudka and Mr. Hall have knowledge of the role of an audit committee of reporting companies from their years of experience as directors of public companies other than the Company. See Part 6 – Corporate Governance – Directorships in Other Public Companies.

RELEVANT EDUCATION AND EXPERIENCE

The education and experience of each member of the Audit Committee which is relevant to the performance of his responsibilities as an Audit Committee member, including education or experience that would provide the member with an understanding of accounting principles used by the Company to prepare its financial statements, the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and provisions, experience preparing, auditing, analyzing or evaluating financial statements and an understanding of internal controls and procedures for financial reporting is set forth below.

Christine Hrudka

Ms. Hrudka is a Canadian pharmacist, entrepreneur, leader, public speaker, and advocate for women in business. She owned Shoppers Drug Mart franchises in Saskatchewan and now owns independent pharmacies in Saskatoon. Christine served as Chair of the Canadian Pharmacy Association and has led the advancement of many critical topics provincially, nationally, and internationally. She is a board member of Pharmacy Association of Saskatchewan and of the Canadian Pharmacy Association. She currently sits as a board director of Rapid Dose Therapeutics (DOSE) and chairs Governance and Compensation. She also served as Director of Pharmapod, Director and committee member of Governance and Compensation, Smart Employee Benefits, Board chair of Aither Ingredient Corporation and Member-at-Large, University of Saskatchewan Senate. She has volunteered for many community boards such as SREDA, YWCA, United Way, and WESK. Christine holds a B.Sc. in Pharmacy (BSP) and a designation from the Institute of Corporate Directors, Designation (ICD.D).

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David Hall

Mr. Hall is currently Chairman of Avricore Health Inc., Chairman of RepliCel Life Sciences (“RepliCel”), a reporting issuer , past Chairman of Providence Healthcare Research Institute and a consultant to the life sciences industry. Mr. Hall served as Chief Executive Officer and President of RepliCel from 2012-2015. Prior to RepliCel, Mr. Hall consulted to the British Columbia government, companies in the pharmaceutical, biotech and e-Health industries and Non-Governmental-Organizations. Mr. Hall was a business founder, Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of Angiotech Pharmaceuticals Inc., a company that was listed on the Toronto Stock Exchange and the NASDAQ. Mr. Hall is a past Chair and board member of Life Sciences BC and is the author of Life Sciences BC’s position papers for the BC Premier’s Competition Council Report and Conversation on Health. Mr. Hall was also a member of the BC Task Force on PharmaCare and the board of directors of Advantage BC. Mr. Hall holds an Honours degree in Economics and an Honours degree in Finance from the University of Manitoba.

Alan Arnstein

Mr. Arnstein previously worked for Katz Group Canada where he oversaw the growth of the Medicine Shoppe from 28 stores to 175 stores before its successful sale to McKesson Canada. Mr. Arnstein was also actively involved in expanding the Rexall pharmacy brand across Canada, which included responsibility for acquiring and consolidating independent pharmacies under the Rexall banner. Mr. Arnstein is also actively involved in various real estate projects, including the leasing of the Ice District next to Rogers Place in downtown Edmonton, an estimated $5.5 billion project.

AUDIT COMMITTEE OVERSIGHT

At no time since the commencement of the Company’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

RELIANCE ON CERTAIN EXEMPTIONS

At no time since the commencement of the Company’s most recently completed financial year ended December 31, 2024 has the Company relied on the exemption in Section 2.4 of NI 52-110 - Audit Committees, or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

As the Company is a “Venture Issuer” pursuant to relevant securities legislation, the Company is relying on the exemption in Section 6.1 of NI 52-110 from the requirement of Parts 5 (Reporting Obligations) of NI 52-110.

PRE-APPROVAL POLICIES AND PROCEDURES FOR NON-AUDIT SERVICES

The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in the Company’s Audit Committee Charter attached as Schedule “A” to this Information Circular.

EXTERNAL AUDITOR SERVICE FEES

The fees paid by the Company to its auditors in each of the last two financial years, by category, are as follows:

Auditor	Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Manning Elliott LLP(6)	2024	$103,500	Nil	Nil	$5,350
Manning Elliott LLP(6)	2023	$88,500	Nil	Nil	$4,500

Notes:

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include fees for services that are traditionally performed by the auditors. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.

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PART 6 - CORPORATE GOVERNANCE

COMPOSITION OF THE BOARD OF DIRECTORS

The Company’s Board facilitates its exercise of independent supervision over the Company’s management by ensuring that the Board is composed of at least one director that is independent of management. The Board, at present, is composed of seven directors, five of whom are not executive officers of the Company and are considered to be “independent”, as that term is defined in applicable securities legislation. In determining whether a director is independent, the Board chiefly considers whether the director has a relationship which could or could be perceived to interfere with the director’s ability to objectively assess the performance of the Company’s management. Messrs. Hall, Arnstein, Sindelar, Teahen, and Ms. Hrudka are considered to be “independent” as that term is defined in applicable securities legislation. Mr. Bremner is not considered independent by virtue of his office as Chief Executive Officer of the Company. Mr. Seccombe is not considered independent by virtue of his office as Chief Technology Officer of the Company.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by the Company’s management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to the Company’s management the responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company’s business in the ordinary course, managing the Company’s cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to the Company’s management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

DIRECTORSHIPS IN OTHER PUBLIC COMPANIES

Certain of the Nominees are also directors of other reporting issuers (or equivalent) in a jurisdiction or a foreign jurisdiction as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)
David Hall	0913693 B.C. Ltd. (formerly RepliCel Life Sciences Inc.)
Hector Bremner(1)	N/A
Alan Arnstein	N/A
Robert Sindelar	N/A
Rodger Seccombe	N/A
Thomas Teahen	N/A
Christine Hrudka	Rapid Dose Therapeutics Inc.

(1)	Mr. Bremner ceased to be a director and Officer of the Company on June 4, 2025.

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ORIENTATION AND CONTINUING EDUCATION

Given the relatively small composition of the Board since incorporation, the Company has not yet developed an official orientation or training program for new directors. As required, new directors will have the opportunity to become familiar with the Company and its business by meeting with the other directors and with officers and employees. Orientation activities will be tailored to the particular needs and experience of each director and the overall needs of the board.

ETHICAL BUSINESS CONDUCT

The Board monitors the ethical conduct of the Company and its management and ensures that it complies with applicable legal and regulatory requirements, such as those of relevant securities commissions and stock exchanges. The Board has found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director’s participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of the Company’s management and in the best interests of the Company.

NOMINATION OF DIRECTOR

The Company has implemented a Governance, Nominating and Compensation Committee, which is responsible for considering the Board’s size and the number of directors to recommend to the shareholders of the Company for election at annual meetings of shareholders, taking into account the number of directors required to carry out the Board’s duties effectively, and to maintain a majority of independent directors and a diversity of view and experience. The Committee is also responsible for identifying new candidates to join the Board.

COMPENSATION OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

The Governance, Nominating and Compensation Committee have the responsibility for determining compensation for the directors and senior management of the Company.

To determine compensation payable, the Governance, Nominating and Compensation Committee review compensation paid to directors and CEOs of companies of similar size and stage of development in the same industry and determines an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management of the Company while taking into account the financial and other resources of the Company. In setting the compensation, the Governance, Nominating and Compensation Committee annually review the performance of the CEO in light of the Company’s objectives and considers other factors that may have impacted the success of the Company in achieving its objectives. For further discussion on executive officer compensation please see “Part 4 – Executive Compensation – Oversight and Description of Director and Named Executive Officer Compensation”.

The Company’s directors are not currently paid a fee for their services as directors (see “Part 4 – Executive Compensation – Compensation of Directors”).

COMMITTEES OF THE BOARD OF DIRECTORS

The Company currently has the Audit Committee, which is comprised of Messrs. Hall, Arnstein and Ms. Hrudka, and the Governance, Nominating and Compensation Committee, which is comprised of Messrs. Hall, Sindelar and Teahen.

ASSESSMENTS

The Board has not, as yet established procedures to formally review the contributions of individual directors. At this point, the directors believe that the Board’s current size facilitates informal discussion and evaluation of members’ contributions within that framework.

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PART 7 - OTHER INFORMATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2023, the Company’s Stock Option Plan was the only equity compensation plan under which securities were authorized for issuance. The following table (and note thereto) sets out securities authorized for issuance under the Stock Option Plan.

Plan category	Number of securities(1) to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
As at December 31, 2024: Equity compensation plans approved by securityholders	12,250,000	$0.17	7,720,000

Notes:

(1)	Underlying securities are Common Shares in the capital of the Company.

Please see “Part 4 – Executive Compensation – Stock Option Plans and Other Incentive Plans” for details on the Stock Option Plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Since the beginning of the most recently completed financial year ended December 31, 2024, and as at the date of this Information Circular, no director, executive officer or employee or former director, executive officer or employee of the Company, nor any nominee for election as a director of the Company, nor any associate of any such person, was indebted to the Company; nor was any indebtedness to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company, no proposed nominee for election as a director of the Company, none of the persons who have been directors or executive officers of the Company since the commencement of the Company’s last completed financial year, none of the other insiders of the Company and no associate or affiliate of any of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of the directors.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

An informed person is one who, generally speaking, is a director or executive officer or a 10% shareholder of the Company. To the knowledge of the Company’s management, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director has any interest in any transaction which has materially affected or would materially affect the Company or its subsidiary during the financial year ended December 31, 2023, or has any interest in any material transactions in the current year other than as set out herein.

MANAGEMENT CONTRACTS

The Company has no management agreements or arrangements under which the management functions of the Company are performed other than by the Company’s directors and executive officers.

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PENALTIES AND SANCTIONS

As at the date of this Information Circular no proposed nominee for election as a director of the Company (nor any of his or her personal holding companies) has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

CORPORATE CEASE TRADE ORDERS AND BANKRUPTCIES

As at the date of this Information Circular no proposed nominee for election as a director of the Company is, or has been, within 10 years before the date of this Information Circular:

1.	a director, chief executive officer or chief financial officer of any company (including the Company and any personal holding company of the proposed director) that, while that person was acting in that capacity:

(a)	was subject to a cease trade order (including any management cease trade order which applied to directors or executive officers of a company, whether or not the person is named in the order) or an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (an “Order”); or

(b)	was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

1.	a director or executive officer of any company (including the Company and any personal holding company of the proposed director) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

PERSONAL BANKRUPTCY

No proposed nominee for election as a director of the Company has, within the ten years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

OTHER MATTERS

The Company’s management is not aware of any other matters to come before the Meeting other than as set forth in the Notice of Meeting that accompanies this Information Circular. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

No person has been authorized to give any information or to make any representation other than as contained in this Information Circular in connection with the solicitation of proxies. If given or made, such information or representations must not be relied upon as having been authorized by AVRICORE. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized, or in which the person making such solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such an offer of solicitation.

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Financial information about the Company is included in the Company’s financial statements and management’s discussion and analysis for the financial year ended December 31, 2024, which have been electronically filed with regulators and are available through the Internet on SEDAR at www.sedarplus.ca. Copies may be obtained without charge upon request to the Company at Suite 1120 – 789 West Pender Street, Vancouver, British Columbia V6C 1H2; or by telephone at (778) 968-1176. You may also access the Company’s public disclosure documents through the Internet on SEDAR at www.sedarplus.ca.

BOARD APPROVAL

The Board has approved the contents and the delivery of this Information Circular to the shareholders of the Company.

DATED at Vancouver, British Columbia, this 15th day of May 2025.

BY ORDER OF THE BOARD OF DIRECTORS OF
AVRICORE HEALTH INC.

“David Hall”

David Hall
Chairman of the Board of Directors

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SCHEDULE “A”

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Avricore Health Inc., (the “Company”), designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company’s internal controls, (3) the independence and performance of the Company’s external auditor, and (4) conflict of interest transactions.

I. ROLES AND RESPONSIBILITIES

A.	Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written Charter on at least an annual basis.

B.	Financial Reporting. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company’s financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

With respect to the Annual Audited Financial Statements:

●	Review and discuss with management and with the Company’s external auditor the Company’s audited financial statements, management discussion and analysis (“MD&A”) and news releases regarding annual financial results before the Company publicly discloses this information.

●	Review an analysis prepared by management and the external auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements.

●	Discuss with the external auditor the matters required to be discussed by National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currencies (as may be modified or supplemented) relating to the conduct of the audit.

●	Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report.

With respect to Interim Unaudited Financial Statements:

●	Review and discuss with management the Company’s interim unaudited financial statements, MD&A and news releases regarding interim financial results before the Company publicly discloses this information. The review may be conducted through a designated representative member of the Committee.

●	Approve interim unaudited financial statements and interim MD&A on behalf of the Board.

Generally

●	Be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, and annually assess the adequacy of those procedures.

C.	Internal Controls. The Committee shall evaluate and report to the Board regarding the adequacy of the Company’s financial controls. In particular, the Committee shall:

●	Ensure that the external auditor is aware that the Committee is to be informed of all control problems identified.

●	Review with the Company’s counsel legal matters that may have a material impact on the financial statements.

●	Review the effectiveness of systems for monitoring compliance with laws, regulations and instruments relating to financial reporting.

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●	Receive periodic updates from management, legal counsel, and the external auditor concerning financial compliance.

●	Establish procedures for:

(i)	the receipt, retention and treatment of complaints received by the Company from officers, employees and others regarding accounting, internal accounting controls, or auditing matters and questionable practices relating thereto; and

(ii)	the confidential, anonymous submission by officers or employees of the Company or others or concerns regarding questionable accounting or auditing matters.

D.	Relationship with External Auditor. The Committee shall:

●	Interview, evaluate, and make recommendations to the Board with respect to the nomination and retention of, or replacement of, the external auditor.

●	Ensure receipt from external auditor of a formal written statement delineating all relationships between the external auditor and the Company.

●	Ensure that the external auditor is in good standing with the Canadian Public Accountability Board (“CPAB”) and enquire if there are any sanctions imposed by the CPAB on the external auditor.

●	Ensure that the external auditor meets the rotation requirements for partners and staff on the Company’s audits.

●	Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor.

●	Take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor.

●	Review and approve the compensation to be paid to the external auditor.

●	Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company.

●	Review and resolve disagreements between management and the external auditor regarding financial reporting.

●	Pre-approve all non-audit services to be provided to the Company or any subsidiary by the external auditor in accordance with subsection 2.3(4) and sections 2.4 and 2.6 of Multilateral Instrument 51-110 Audit Committees.

●	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company

Notwithstanding the foregoing, the external auditor shall be ultimately accountable to the Board and the Committee, as representatives of shareholders. The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for shareholder approval in any information circular).

E.	Conflict of Interest Transactions. The Committee shall:

●	Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such.

●	Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law.

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II. MEMBERSHIP REQUIREMENTS

●	The Committee shall consist of at least three (3) directors chosen by the Board, the majority of whom are neither officers nor employees of the Company or any of its affiliates.

●	The members of the Committee will be appointed annually by and will serve at the discretion of the Board.

●	At least one (1) member of the Committee shall be able to read and understand a set of financial statements, including the Company’s balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

●	At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities), which results in financial sophistication, recognized financial or accounting expertise.

III. STRUCTURE AND POWERS

●	The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

●	The Committee Chairperson shall review and approve an agenda in advance of each meeting.

●	The Committee shall meet as circumstances dictate.

●	The Committee shall have the authority to engage independent legal counsel and other advisors as it determines necessary to carry out its duties, and to set and pay the compensation for any advisors employed by the Committee.

●	The Committee shall have the authority to communicate directly with the internal and external auditors.

●	The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

●	The Committee shall possess the power to conduct any investigation appropriate to fulfilling its responsibilities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Corporate Governance Policies and Practices.

IV. MEETINGS

●	The quorum for a meeting of the Committee is a majority of the members of the Committee who are not officers or employees of the Company or of an affiliate of the Company.

●	The members of the Committee must elect a chair from among their number and may determine their own procedures.

●	The Committee may establish its own schedule that it will provide to the Board in advance.

●	The external auditor is entitled to receive reasonable notice of every meeting of the Committee and to attend and be heard thereat.

●	A member of the Committee or the external auditor may call a meeting of the Committee.

●	The Committee may hold meetings by telephone conference call where each member can hear the other members or pass matters that would otherwise be approved at a meeting by all members signing consent resolutions in lieu of holding a meeting.

●	The Committee will meet with the President and with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

●	The Committee will meet with the external auditor of the Company at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.

●	The chair of the Committee must convene a meeting of the Committee at the request of the external auditor, to consider any matter that the auditor believes should be brought to the attention of the Board or the shareholders.

●	The Committee will record its recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board’s meeting at which those recommendations are presented.

●	The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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